Exhibit 99.1

Investor Relations Contact

hq@omegahouston.com

(713) 623-0060

Omega Protein Announces First Quarter Fiscal 2012 Financial Results

HOUSTON, TX – May 2, 2012 – Omega Protein Corporation (NYSE:OME), a nutritional ingredient company and the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products, today reported net income of $1.8 million, or $0.09 per diluted share, and Adjusted EBITDA of $7.0 million for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights:

•	Revenues: $39.7 million for the quarter, a 37% decrease over the 2011 fourth quarter

•	Gross profit margin: 22.4% for the quarter, compared to 17.2% in the 2011 fourth quarter

•	Net income: $1.8 million ($0.09 per diluted share) for the quarter, compared to $0.6 million ($0.03 per diluted share) in the 2011 fourth quarter

•	Adjusted EBITDA: $7.0 million for the quarter, compared to $6.4 million in the 2011 fourth quarter

•	Growth: Recorded the first sales of OmegaActiv, a fish oil for the human supplement market

“Despite lower-than-normal sales volumes, financial results in the first quarter improved over the fourth quarter of 2011. Our fishing business has had a busy and productive ‘off-season’, as we diligently invested labor and capital to prepare for the start of the 2012 fishing season,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “At the same time, we continued to make significant progress in our human nutrition business, generating strong supplement ingredient sales growth and recording our first sales of OmegaActivTM fish oil to the human supplement market.”

Mr. Scholtes continued, “While fish meal pricing remained under pressure in the first quarter, we are beginning to see some positive developments, including improved pricing for competing proteins such as soybean meal and encouraging supply/demand fundamentals. The fish oil market remains robust, and we are excited about the upcoming fishing season.”

First Quarter 2012 Results

Omega Protein recorded revenues of $39.7 million in the first quarter of 2012, a 37% decrease from the fourth quarter of 2011 and a 30% decrease from $56.4 million in the same period last year. The decrease in revenues compared to the same period last year was primarily due to a 44% reduction in fish meal sales volumes and a 25% reduction in fish oil sales volumes, as well as a 7% reduction in sales prices for fish meal, partially offset by a 7% increase in the sales prices for fish oil. The composition of revenue by nutritional product line was 53% fish meal, 26% fish oil, 15% specialty nutraceutical ingredients, and 6% fish solubles and other.

The decrease in fish meal and fish oil sales volumes in the first quarter of 2012 is primarily due to a lower quantity of inventory available for sale and other timing issues related to export sales that resulted in a lower proportion of available inventory sold in the first quarter. The decrease in fish meal sales prices in the first quarter of 2012 is primarily due to an increased global supply of fish meal available for sale, particularly from South America. The increase in fish oil sales prices is due to increased export demand primarily from the aquaculture industry as well as a general increase in global commodity pricing for fats and oils.

Cyvex, the Company’s human nutritional ingredient subsidiary, contributed $6.0 million of revenues to the first quarter of 2012 compared to $3.0 million for the same period last year. While not material to sales, Cyvex did record its first sales of OmegaActiv fish oil to the human supplement market.

The Company reported gross profit of $8.9 million, or 22.4% as a percentage of revenues, for the first quarter of 2012, versus gross profit of $10.8 million, or 17.2% as a percentage of revenues, for the fourth quarter of 2011. Compared to the same period a year ago, gross profit decreased from $15.7 million, or 27.8% as a percentage of revenues, primarily due to the decrease in fish meal sales prices as well as a 6% increase in cost per unit of sales. The first quarter of 2012 results also include $2.3 million of gross profit from Cyvex, or 39.4% as a percentage of Cyvex’s revenues.

Selling, general and administrative expenses for the first quarter of 2012 decreased $2.9 million to $5.5 million versus $8.4 million in the fourth quarter of 2011. This decrease is primarily due to reduced employee compensation related costs, as well as lower professional fees, impairments and other non-recurring charges. Compared to the same period a year ago, selling, general and administrative expenses increased $0.6 million from $4.9 million, primarily due to the addition of InCon’s related expenses of $0.2 million and increased employee compensation related costs including stock option and restricted stock compensation expense.

Net income for the first quarter of 2012 was $1.8 million ($0.09 per diluted share) compared to $0.6 million ($0.03 per diluted share) for the fourth quarter of 2011 and $6.0 million ($0.30 per diluted share) for the same period last year. The decrease in net income from the first quarter of 2011 was a result of the factors previously described, most notably the decreased sales volumes, partially offset by a lower effective tax rate.

Adjusted EBITDA totaled $7.0 million for the first quarter of 2012, an increase from $6.4 million for the fourth quarter of 2011 and a decrease from $14.2 million for the same period a year ago.

Balance Sheet

The Company’s balance sheet continues to strengthen with stockholders equity of $200.4 million as of March 31, 2012. The Company’s first quarter of 2012 cash balance decreased $4.7 million to $46.7 million from December 31, 2011. This decrease is primarily due to expenditures made in preparation for the upcoming 2012 fishing season, capital spending and debt payments, and was partially offset by the sale of inventory.

Conference Call Information

Omega Protein will host a conference call on its first quarter of fiscal 2012 financial results at 8:30 a.m., Eastern Time, on Thursday, May 3, 2012. The Company’s senior management will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 domestically or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet at www.omegaproteininc.com.

A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaproteininc.com and will be available for 90 days. A telephonic replay of the conference call will be available through May 17, 2012. Domestic listeners can dial (877) 870-5176, and international listeners may dial (858) 384-5517. The replay access code is 392561.

About Omega Protein

Omega Protein Corporation is a nutritional ingredient company that serves the human and animal nutrition markets. Omega Protein is the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products, which are made from menhaden, an omega-3 rich fish which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts. The Company also sells a variety of non-marine ingredients to the dietary supplement industry.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business and its deferral of inventory sales based on worldwide prices for competing products; (6) the long-term effect of the Deepwater Horizon oil spill on the Company’s business, operations and fish catch; (7) the business, operations, potential or prospects for the Company’s subsidiaries, Cyvex Nutrition, Inc. and InCon

Processing, LLC, the dietary supplement market or the human health and wellness segment generally; and (8) the cost of compliance with existing and future government regulations. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$46,666	$51,391
Receivables, net	24,122	16,788
Inventories	63,996	64,893
Deferred tax asset, net	2,222	1,784
Prepaid expenses and other current assets	2,627	2,238

Total current assets	139,633	137,094
Other assets, net	4,872	5,423
Property, plant and equipment, net	126,835	122,512
Goodwill and other intangible assets, net	12,720	12,801

Total assets	$284,060	$277,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,053	$2,992
Current portion of capital lease obligation	537	517
Accounts payable	4,785	3,779
Accrued liabilities	21,017	19,818

Total current liabilities	29,392	27,106
Long-term debt, net of current maturities	26,521	27,302
Capital lease obligation, net of current portion	129	268
Energy swap liability, net of current portion	171	113
Deferred tax liability, net	15,279	13,900
Pension liabilities, net	10,405	10,868
Other long-term liabilities	1,776	1,712

Total liabilities	83,673	81,269

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 19,603,851 and 19,568,851 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	194	194
Capital in excess of par value	125,835	124,817
Retained earnings	84,059	82,229
Accumulated other comprehensive loss	(9,701)	(10,679)

Total stockholders’ equity	200,387	196,561

Total liabilities and stockholders’ equity	$284,060	$277,830

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Revenues	$39,697	$56,402
Cost of sales	30,805	40,709

Gross profit	8,892	15,693

Selling, general, and administrative expense	5,518	4,851
Research and development expense	601	485
Other proceeds/gains resulting from natural disaster, net – 2005 storms	—	—
Gain on disposal of assets	(397)	(18)

Operating income	3,170	10,375
Interest income	7	18
Interest expense	(396)	(614)
Other expense, net	(86)	(60)

Income before income taxes	2,695	9,719
Provision for income taxes	865	3,765

Net income	1,830	5,954
Other comprehensive income (loss):
Energy swap adjustment, net of tax expense of $394 and $951, respectively	731	1,847
Pension benefits adjustment, net of tax expense of $133 and $100, respectively	247	194

Comprehensive income	$2,808	$7,995

Basic earnings per share	$0.09	$0.32

Weighted average common shares outstanding	19,595	18,879

Diluted earnings per share	$0.09	$0.30

Weighted average common shares and potential common share equivalents outstanding	20,075	19,565

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$1,830	$5,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,327	3,979
Other proceeds/gains resulting from natural disaster, net – 2005 storms	—	—
Gain on disposal of assets	(397)	(18)
Provisions for losses on receivables	12	12
Share based compensation	959	707
Deferred income taxes	547	859
Changes in assets and liabilities:
Receivables	(7,527)	(2,691)
Inventories	897	16,112
Prepaid expenses and other current assets	794	69
Other assets	532	(1,932)
Accounts payable	1,006	623
Accrued liabilities	1,199	3,838
Pension liability, net	(216)	(141)
Other long term liabilities	64	—

Net cash provided by operating activities	4,027	27,371

Cash flows from investing activities:
Proceeds from disposition of assets	493	103
Acquisition of InCon, purchase price adjustment	181	—
Acquisition of Cyvex, net of cash acquired	—	(2,086)
Capital expenditures	(8,316)	(3,408)

Net cash used in investing activities	(7,642)	(5,391)

Cash flows from financing activities:
Principal payments of long-term debt	(720)	(735)
Principal payments of capital lease obligation	(119)	(96)
Debt issuance costs	(330)	—
Proceeds from stock options exercised	47	2,385
Excess tax benefit of stock options exercised	12	1,545

Net cash (used in) provided by financing activities	(1,110)	3,099

Net (decrease) increase in cash and cash equivalents	(4,725)	25,079
Cash and cash equivalents at beginning of year	51,391	19,784

Cash and cash equivalents at end of period	$46,666	$44,863

Adjusted EBITDA to Net Income Reconciliation

The following table provides a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011:

	Three Months Ended (in thousands)
	March 31, 2012	December 31, 2011	March 31, 2011
Net Income	$1,830	$563	$5,954
Reconciling items:
Interest expense	354	428	571
Income tax provision	865	(406)	3,765
Depreciation and amortization	4,327	4,358	3,935
Net gain or loss on disposal of assets	(397)	1,447	(18)

Adjusted EBITDA	$6,979	$6,390	$14,207

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, and net gain or loss on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a company’s operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company’s performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by other companies. Adjusted EBITDA amounts may not be fully available for management’s discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.